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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion by reference in this registration statement on Form S-8 of our report dated March 7, 1997 except for Note 9 as to which the date is May 27, 1997 and Note 21 as to which the date is June 23, 1997, on our audits of the consolidated financial statements and financial statement schedules of Centennial HealthCare Corporation.


                                        /s/ Coopers & Lybrand L.L.P.
                                        ------------------------------

Atlanta, Georgia
November 12, 1997